Exhibit 99.1

BioCardia Regains Full Compliance with Nasdaq Listing Requirements

Sunnyvale, Calif. – September 18, 2024 - BioCardia, Inc. [Nasdaq: BCDA], a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, announced today that the Company has regained full compliance with the Nasdaq Capital Market’s Listing Requirements as required by the Hearing Panel’s (the “Panel”) decision on May 13, 2024.

On September 17, 2024, BioCardia received notice from Nasdaq confirming that the Company has demonstrated compliance with Listing Rule 5550(b)(1) (the “Equity Rule”) of The Nasdaq Stock Market. Accordingly, the Panel has determined to continue the listing of the Company’s securities on the Nasdaq Stock Market and is closing this matter.

This confirmation follows the Company’s successful efforts to improve its balance sheet, including raising new capital to continue development of its therapeutic candidates and advance its approved products.

“It has been a busy past few weeks, with the FDA approving the CardiAMP® Cell Therapy Heart Failure II protocol amendment to use our proprietary Cell Population Analysis screening to define each patient’s treatment plan, the University of Wisconsin treating our last roll-in patient in the CardiAMP Cell Therapy Chronic Myocardial Ischemia Trial, Helix™ partner CellProthera having a positive pre-IND meeting with the FDA for their cell therapy in acute myocardial infarction, our securing FDA market clearance for our Morph® DNA™ product family, and our closing a $7.2M financing to support our efforts ahead,” said Peter Altman, PhD, BioCardia’s President and CEO. “We are delivering on our mission to develop and enhance therapies to treat cardiovascular and pulmonary disease, with our near-term focus on finalizing CardiAMP HF I trial data for Japan PMDA and FDA, randomizing first patients in the confirmatory pivotal CardiAMP HF II trial, supporting Helix biotherapeutic delivery partners, and manufacturing Morph DNA products for commercial use.”

About BioCardia:

BioCardia, Inc., headquartered in Sunnyvale, California, is a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP® autologous and CardiALLO™ allogeneic cell therapies are the Company’s biotherapeutic platforms with three clinical stage product candidates in development. These therapies are enabled by its Helix™ biotherapeutic delivery and Morph® vascular navigation product platforms.

Forward Looking Statements

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, references to the Company’s investigational product candidates, the potential benefits of CardiAMP cell therapy for patients, enrollment in our clinical trials, future regulatory submissions and approvals, whether Helix partner CellProthera will advance their therapeutic development with BioCardia, and the potential market for the Company’s approved products. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release as a result of one or more risk factors. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 27, 2024, under the caption titled “Risk Factors” and in its subsequently filed Quarterly Reports on Form 10-Q. BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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Media Contact:

Miranda Peto, Marketing / Investor Relations

Email: mpeto@BioCardia.com

Phone: 650-226-0120

Investor Contact:

David McClung, Chief Financial Officer

Email: investors@BioCardia.com

Phone: 650-226-0120